EXHIBIT 10.16B


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT



This FIRST AMENDMENT, made as of the 13th day of December, 1999, to the Employment Agreement, made as of the 1st day of March, 1997, (the "Agreement") between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the "Company") and RITA L. BOWLBY, an individual (the "Officer").



                                  WITNESSETH THAT:



     (1) The Company and the Officer hereby agree to amend the Agreement as set forth in sections (2), (3) and (4) below:

     (2)  By adding, after Section (4)(e), the following Section (4)(f):

               (4)(f) Supplemental Retirement. Upon termination of the Officer's employment, a supplemental retirement benefit shall be payable to him or his beneficiary in accordance with the provisions of this Section (4)(f). The annual supplemental retirement benefit, expressed in the form of a single life annuity beginning at the Officer's Normal Retirement Date (as defined in the Company's Pension Plan), shall be the excess, if any, of (A) less (B), where (A) is 1.9% (.019) of the Officer's highest three-year average Total Compensation times the number of years at termination (not to exceed twenty-five) of the Officer's service as an employee of the Company plus 0.1% (.001) of the Officer's highest three-year average Total Compensation times the number of years at termination in excess of twenty-five (not to exceed five) of the Officer's service as an employee of the Company, and
               (B) is the benefit payable under the Company's Pension Plan. Payment of the supplemental retirement benefit shall begin at the same time as the Officer's Pension Plan benefit payments and shall be subject to the same reductions for early commencement. The supplemental retirement benefit may be paid in any form available under the Pension Plan, as elected by the Officer prior to benefit payment commencement. The conversion factors between forms of benefits used for purposes of the Pension Plan shall be used for purposes of the supplemental retirement benefit. The form of payment of the supplemental retirement benefit may be the same or different from the form of payment of the Officer's benefits under the Pension Plan. If the form of payment provides for a death benefit, such benefit shall be payable to the Officer's estate, unless another beneficiary has been designated by the Officer. If the Officer dies prior to the commencement of benefit payments, the death benefit provisions of the Pension Plan shall apply, mutatis mutandis, to the supplemental retirement benefit payable pursuant to this Section (4)(f). The supplemental retirement benefit shall be paid from the The United Illuminating Company Supplemental Retirement Trust established pursuant to the Agreement, made as of the 1st day of June, 1995 and as amended effective December 31,1995, between the Company and State Street Bank and Trust Company, as Trustee.

     (3) By substituting, in each of Sections (6)(a), (6)(b) and (6)(d)(i), for the phrase "Sections (4)(c) and (4)(d) hereof", the phrase "Sections
          (4)(c), (4)(d) and (4)(f) hereof".

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     (4)  By substituting, for Section (B) of Schedule (A), the following:

               (B) The Officer's choice of the addition of six years of age, or six years of service deemed as an employee of the Company, or any combination (not to exceed 6) of whole and partial years of age and whole or partial years of service deemed as an employee of the Company, in the calculation of the benefits payable to the Officer under the Company's retiree medical benefit plan(s) and in the calculation of the benefits payable to the Officer as a supplemental retirement benefit under the Officer's Employment Agreement. The Officer may elect to commence receipt of payments under this option at the termination of the Officer's employment or at any time thereafter, but not prior to age 55 or later than age 65.

     (5) All the terms and conditions of the Agreement, as amended hereby, are and shall remain in full force and effect

     (6) This First Amendment to the Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

THE UNITED ILLUMINATING COMPANY

                                                   ATTEST:

By  /s/ Nathaniel D. Woodson
  ---------------------------------------
  Its Chairman of the Board of Directors,
  President and Chief Executive Officer


                                                      /s/ Kurt Mohlman
                                                  ----------------------------
                                                   Treasurer and Secretary
   /s/ Rita L. Bowlby
  ---------------------------------------
       Rita L. Bowlby